Exhibit 99.1

Walker & Dunlop Reports Q3 2023 Financial Results

Servicing and Asset Management Segment Drives Strong Recurring Revenues

THIRD QUARTER 2023 HIGHLIGHTS

●	Total transaction volume of $8.6 billion, down 49% from Q3’22
●	Total revenues of $268.7 million, down 15% from Q3’22
●	Net income of $21.5 million and diluted earnings per share of $0.64, both down 54% from Q3’22
●	Adjusted EBITDA[1] of $74.1 million, down 1% from Q3’22
●	Adjusted core EPS[2] of $1.11, down 21% from Q3’22
●	Servicing portfolio of $129.0 billion at September 30, 2023, up 7% from September 30, 2022
●	Declared quarterly dividend of $0.63 per share for the fourth quarter of 2023

YEAR-TO-DATE 2023 HIGHLIGHTS

●	Total transaction volume of $23.7 billion, down 55% from 2022
●	Total revenues of $780.1 million, down 20% from 2022
●	Net income of $75.8 million and diluted earnings per share of $2.25, both down 56% from 2022
●	Adjusted EBITDA of $212.5 million, down 9% from 2022
●	Adjusted core EPS of $3.25, down 26% from 2022

BETHESDA, MD – November 9, 2023 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop,” or “W&D”) reported third quarter total transaction volume of $8.6 billion, down 49% year over year, due to the rapidly changing interest-rate environment and market dynamics during the third quarter of 2023. The drop in total transaction volume led to a decline in total revenues of 15% year over year. Net income was $21.5 million in the third quarter, down 54% year over year, while adjusted EBITDA declined only 1% due to the stability of revenues from our servicing and asset management segment.

"A 49% decrease in transaction volumes in the third quarter comes from a dislocated market.  A much smaller 15% reduction in revenues is driven by dramatically lower originations offset by an exceptional business model that includes long-term, recurring revenue streams. An adjusted EBITDA reduction of just 1% is due to a business model and management team working exceptionally well in a highly challenging market.  And that is the story of Walker & Dunlop in Q3 and for all of 2023," commented Walker & Dunlop Chairman and CEO Willy Walker.

"We will continue to invest in our people, brand and technology in pursuit of our five-year business plan titled the Drive to '25. Regardless of the rate environment in 2024, with a 73% increase in multifamily maturities between 2023 and 2024, we plan to capitalize on our brand and scale as financing and sales volumes return.”

Third quarter 2023 Earnings Release

CONSOLIDATED THIRD QUARTER 2023 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q3 2023	Q3 2022	$ Variance	% Variance
Fannie Mae	$1,739,332	$3,038,788	$(1,299,456)	(43)%
Freddie Mac	1,072,048	1,885,492	(813,444)	(43)
Ginnie Mae - HUD	86,557	338,054	(251,497)	(74)
Brokered (3)	3,149,457	6,601,244	(3,451,787)	(52)
Principal Lending and Investing (4)	-	62,015	(62,015)	(100)
Debt financing volume	$6,047,394	$11,925,593	$(5,878,199)	(49)%
Property sales volume	2,508,073	4,993,615	(2,485,542)	(50)
Total transaction volume	$8,555,467	$16,919,208	$(8,363,741)	(49)%

Discussion of Results:

●	Debt financing volumes decreased 49% primarily due to the rapidly rising interest rate environment during the third quarter 2023.
●	The decline in Fannie Mae and Freddie Mac (the “GSEs”) debt financing volumes was a result of reduced market-wide transaction volumes. The GSEs have only used 50% of their 2023 lending caps through the first nine months of 2023. During that period, Walker & Dunlop’s GSE market share was 11.3%.
●	HUD volumes decreased 74% in the third quarter of 2023. As one of the largest construction lenders with HUD, a rising interest rate environment and elongated processing times are impacting our HUD pipeline and drove the decrease.
●	The decrease in brokered debt and property sales volume was driven by higher interest rates, decreased liquidity supplied to the commercial real estate sector, and dramatically lower acquisition and capital markets activity as the commercial real estate industry continues to adjust to a higher and evolving interest-rate environment.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q3 2023	Q3 2022	$ Variance	% Variance
Fannie Mae	$62,850,853	$58,426,446	$4,424,407	8%
Freddie Mac	38,656,136	37,241,471	1,414,665	4
Ginnie Mae - HUD	10,320,520	9,634,111	686,409	7
Brokered	17,091,925	15,224,581	1,867,344	12
Principal Lending and Investing	40,000	251,815	(211,815)	(84)
Total Servicing Portfolio	$128,959,434	$120,778,424	$8,181,010	7%
Assets under management	17,334,877	17,017,355	317,522	2
Total Managed Portfolio	$146,294,311	$137,795,779	$8,498,532	6%
Custodial escrow account balance at period end (in billions)	$2.8	$3.1
Weighted-average servicing fee rate (basis points)	24.2	24.7
Weighted-average remaining servicing portfolio term (years)	8.4	8.9

Discussion of Results:

●	Our servicing portfolio continues to expand as a result of the additional GSE and brokered debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the third quarter of 2023, we added $2.3 billion of net loans to our servicing portfolio, and over the past 12 months, we added $8.2 billion of net loans to our servicing portfolio, 71% of which were Fannie Mae and Freddie Mac loans.

Third quarter 2023 Earnings Release

●	$9.7 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a low weighted-average servicing fee of 18.7 basis points, represent only 9% of our total Agency loans in the portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of September 30, 2023 compared to $1.3 billion as of September 30, 2022.
●	Assets under management (“AUM”) as of September 30, 2023 consisted of $15.2 billion of tax-credit equity funds, $1.4 billion of commercial real estate loans and funds, and $0.7 billion of loans in our interim lending joint venture.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q3 2023	Q3 2022	$ Variance	% Variance
Walker & Dunlop net income	$21,458	$46,833	$(25,375)	(54)%
Adjusted EBITDA	74,065	74,990	(925)	(1)
Diluted EPS	$0.64	$1.40	$(0.76)	(54)%
Adjusted core EPS	$1.11	$1.41	$(0.30)	(21)%
Operating margin	10%	17%
Return on equity	5	11
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	51%	50%
Other operating expenses	11	11

Discussion of Results:

●	The decrease in Walker & Dunlop net income was primarily due to the decline in total transaction volume and associated revenues, combined with an increase in the effective tax rate. The effective tax rate increased from 14.0% in the third quarter of 2022 to 25.1% in the third quarter of 2023. The effective tax rate was unusually low in the third quarter of 2022 due to a one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property acquired from GeoPhy, which reduced our tax expense by $6.3 million.
●	The slight decrease in adjusted EBITDA was primarily the result of lower fee income from the decline in total transaction volumes and a decrease in net warehouse interest income. These decreases were largely offset by increased placement fees and other interest income (formerly known as “escrows and other interest income”) and lower personnel and other operating expenses.
●	Operating margin decreased due to the significant decline in total transaction volume this quarter that decreased income from operations. Our transaction-related businesses are scaled to execute a significantly larger volume of business, and lower commercial real estate transaction activity has put pressure on our operating margins.
●	Return on equity declined due to the 54% decrease in net income combined with a 3% increase in stockholders’ equity over the past year.

Third quarter 2023 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q3 2023	Q3 2022	$ Variance	% Variance
At-risk servicing portfolio (5)	$57,857,659	$53,430,615	$4,427,044	8%
Maximum exposure to at-risk portfolio (6)	11,750,068	10,826,654	923,414	9
Defaulted loans (7)	$—	$78,203	$(78,203)	(100)%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.00%	0.15%
Allowance for risk-sharing	0.05	0.09
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.26%	0.46%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. As of September 30, 2023, no at-risk loans were in default compared to three loans totaling $78.2 million as of September 30, 2022, as losses on two loans were settled with Fannie Mae over the past year, and another loan was brought current. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $40.0 million as of September 30, 2023 compared to $251.8 million as of September 30, 2022. We did not have any defaulted loans in our interim loan portfolio as of September 30, 2023, compared to one defaulted loan of $14.7 million in our interim loan portfolio as of September 30, 2022. During the second quarter of 2023, we sold the defaulted asset. The two remaining loans in the on-balance sheet interim loan portfolio are current and performing as of September 30, 2023. The interim loan joint venture held $736.3 million of loans as of September 30, 2023 and $900.0 million of loans as of September 30, 2022. We share in a small portion of the risk of loss, and, as of September 30, 2023, all loans in the interim loan joint venture are current and performing.
●	We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.

Third quarter 2023 Earnings Release

THIRD QUARTER 2023 - FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q3 2023	Q3 2022	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$56,149	$89,752	$(33,603)	(37)%
Fair value of expected net cash flows from servicing, net ("MSR income")	35,375	55,291	(19,916)	(36)
Property sales broker fees	16,862	30,308	(13,446)	(44)
Net warehouse interest income (expense), LHFS	(2,565)	2,178	(4,743)	(218)
Other revenues	11,875	11,011	864	8
Total revenues	$117,696	$188,540	$(70,844)	(38)%
Personnel	$97,973	$128,981	$(31,008)	(24)%
Amortization and depreciation	1,137	1,052	85	8
Interest expense on corporate debt	4,874	2,430	2,444	101
Other operating expenses	4,193	6,869	(2,676)	(39)
Total expenses	$108,177	$139,332	$(31,155)	(22)%
Income from operations	$9,519	$49,208	$(39,689)	(81)%
Income tax expense	2,386	12,468	(10,082)	(81)
Net income before noncontrolling interests	$7,133	$36,740	$(29,607)	(81)%
Less: net income (loss) from noncontrolling interests	83	277	(194)	(70)
Walker & Dunlop net income	$7,050	$36,463	$(29,413)	(81)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (8)	0.93%	0.76%
MSR margin (9)	0.58	0.47
Agency MSR margin (10)	1.22	1.05
Key performance metrics:
Operating margin	8%	26%
Adjusted EBITDA	$(15,704)	$1,302	$(17,006)	(1,306)%

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, and housing market research businesses.

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in the origination fee margin due to (i) an increase in Agency debt financing volume as a percentage of overall debt financing volume from 44% in the third quarter of 2022 to 48% in the third quarter of 2023 and (ii) increased profitability from our Agency debt financing volume.
●	The decrease in MSR income is attributable to a 45% decrease in Agency debt financing volume, partially offset by a 17 basis point increase in the Agency MSR margin due to an increase in the prepayment-protected term of the loans year over year.
●	The decrease in property sales broker fees was primarily driven by the decrease in property sales volumes.
●	The significant decrease in net warehouse interest income was driven by an inverted yield curve during the third quarter of 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.

Third quarter 2023 Earnings Release

●	Personnel expense decreased primarily due to decreases in (i) commissions expense as a result of the decline in origination fees and property sales broker fees and (ii) salaries and bonuses due to the workforce reduction announced in April and our financial performance.
●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.
●	The decrease in other operating expenses is the result of our cost-reduction initiatives in 2023.
●	The decrease in adjusted EBITDA is due to the decreases in origination fees and property sales broker fees, partially offset by the decreases in personnel costs and other operating expenses.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q3 2023	Q3 2022	$ Variance	% Variance
Origination fees	$—	$1,106	$(1,106)	(100)%
Servicing fees	79,200	75,975	3,225	4
Investment management fees	13,362	16,301	(2,939)	(18)
Net warehouse interest income, LHFI	534	1,802	(1,268)	(70)
Placement fees and other interest income	39,475	17,760	21,715	122
Other revenues	15,569	16,378	(809)	(5)
Total revenues	$148,140	$129,322	$18,818	15%
Personnel	$17,139	$18,728	$(1,589)	(8)%
Amortization and depreciation	54,375	57,139	(2,764)	(5)
Provision (benefit) for credit losses	421	1,218	(797)	(65)
Interest expense on corporate debt	11,096	6,324	4,772	75
Other operating expenses	5,039	5,237	(198)	(4)
Total expenses	$88,070	$88,646	$(576)	(1)%
Income from operations	$60,070	$40,676	$19,394	48%
Income tax expense	15,040	10,204	4,836	47
Net income before noncontrolling interests	$45,030	$30,472	$14,558	48%
Less: net income (loss) from noncontrolling interests	(397)	(451)	54	(12)
Walker & Dunlop net income	$45,427	$30,923	$14,504	47%
Key performance metrics:
Operating margin	41%	31%
Adjusted EBITDA	$124,849	$106,281	$18,568	17%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $8.2 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decrease in the servicing portfolio’s weighted-average servicing fee.
●	Placement fees and other interest income increased largely as a result of higher placement fees from escrow deposits due to substantially higher short-term interest rates.
●	Personnel expense was lower due to a decrease in performance-based compensation expenses year over year.
●	The decrease in the provision (benefit) for credit losses was related to a lower increase in the at-risk servicing portfolio during the third quarter of 2023 than during the third quarter of 2022.

Third quarter 2023 Earnings Release

●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.
●	The increase in adjusted EBITDA was largely the result of a significant increase in placement fees and other interest income.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q3 2023	Q3 2022	$ Variance	% Variance
Other interest income	$3,525	$369	$3,156	855%
Other revenues	(618)	(2,620)	2,002	(76)
Total revenues	$2,907	$(2,251)	$5,158	(229)%
Personnel	$21,395	$9,350	$12,045	129%
Amortization and depreciation	1,967	1,655	312	19
Interest expense on corporate debt	1,624	552	1,072	194
Other operating expenses	19,297	21,885	(2,588)	(12)
Total expenses	$44,283	$33,442	$10,841	32%
Income (loss) from operations	$(41,376)	$(35,693)	$(5,683)	16%
Income tax expense (benefit)	(10,357)	(15,140)	4,783	(32)
Walker & Dunlop net income (loss)	$(31,019)	$(20,553)	$(10,466)	51%
Key performance metric:
Adjusted EBITDA	$(35,080)	$(32,593)	$(2,487)	8%

Corporate - Discussion of Quarterly Results:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily driven by the increase in interest income from our corporate cash balances due to higher short-term interest rates combined with an increase in average balances held in interest earning accounts. Additionally, other revenues, which primarily consist of gains and losses on equity-method investments, shifted to a smaller loss year over year due to improved performance of several equity-method investments.
●	The increase in personnel expense is related to the timing of adjustments to performance-based compensation. In the third quarter of 2022, we significantly decreased the accruals for subjective bonuses and performance-based stock compensation due to the Company’s performance during the third quarter of 2022 and expectations for the remainder of the year, resulting in very low net personnel expenses. For the third quarter of 2023, there were no such adjustments.
●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.
●	The decrease in other operating expenses is the result of our cost-reduction initiatives in 2023.

Third quarter 2023 Earnings Release

CONSOLIDATED YEAR-TO-DATE 2023 OPERATING RESULTS

YEAR-TO-DATE OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Debt financing volume	$17,781,027	$35,711,568	$(17,930,541)	(50)%
Property sales volume	5,907,138	16,417,367	(10,510,229)	(64)
Total transaction volume	$23,688,165	$52,128,935	$(28,440,770)	(55)%
Total revenues	780,104	975,903	(195,799)	(20)
Total expenses	681,274	758,112	(76,838)	(10)
Walker & Dunlop net income	$75,758	$172,328	$(96,570)	(56)%
Adjusted EBITDA	212,541	232,470	(19,929)	(9)
Diluted EPS	$2.25	$5.13	$(2.88)	(56)%
Adjusted core EPS	$3.25	$4.38	$(1.13)	(26)%
Operating margin	13%	22%
Return on equity	6	14

Discussion of Year-to-Date Results:

●	The decrease in total transaction volume was driven by declines in every execution, including a 36% decrease in Agency debt financing volume, a 59% decrease in brokered debt financing volume, and a 64% decrease in property sales volume.
●	The decrease in Walker & Dunlop net income was primarily driven by the decreased transaction volume.
●	The decrease in adjusted EBITDA was driven by decreases in (i) origination fees and property sales broker fees driven by the decreases in related transaction volumes and (ii) net warehouse interest income due to the inverted yield curve throughout 2023, partially offset by an increase in placement fees and other interest income and investment banking fees and decreases in (i) commissions costs from lower transaction volume, and (ii) other operating expenses due to our cost-reduction initiatives that have resulted in $16.0 million in savings year to date in 2023.
●	Operating margin decreased primarily as a result of the significant decline in our transaction activity.
●	Return on equity declined largely as a result of the 56% decrease in net income combined with a 3% increase in stockholders’ equity over the past year.

Third quarter 2023 Earnings Release

YEAR-TO-DATE 2023 – FINANCIAL RESULTS BY SEGMENT

YEAR-TO-DATE FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Origination fees	$167,679	$273,660	$(105,981)	(39)%
MSR income	107,446	159,970	(52,524)	(33)
Property sales broker fees	38,831	100,092	(61,261)	(61)
Net warehouse interest income (expense), LHFS	(7,006)	9,415	(16,421)	(174)
Other revenues	40,735	29,838	10,897	37
Total revenues	$347,685	$572,975	$(225,290)	(39)%
Personnel	$281,502	$372,656	$(91,154)	(24)%
Amortization and depreciation	3,412	2,191	1,221	56
Interest expense on corporate debt	13,870	5,488	8,382	153
Other operating expenses	15,037	19,943	(4,906)	(25)
Total expenses	$313,821	$400,278	$(86,457)	(22)%
Income from operations	$33,864	$172,697	$(138,833)	(80)%
Income tax expense	8,462	41,878	(33,416)	(80)
Net income before noncontrolling interests	$25,402	$130,819	$(105,417)	(81)%
Less: net income (loss) from noncontrolling interests	1,741	995	746	75
Walker & Dunlop net income	$23,661	$129,824	$(106,163)	(82)%

Capital Markets - Discussion of Year-to-Date Results:

●	The decrease in origination fees was primarily the result of a decrease in our overall debt financing volume, partially offset by an increase in the origination fee margin due to (i) an increase in Agency debt financing volume as a percentage of overall debt financing volume and (ii) increased profitability in our GSE debt financing volume.
●	The decrease in MSR income is primarily attributable to a 36% decrease in Agency debt financing volume partially offset by a five-basis point increase in our Agency MSR margin.
●	The decrease in property sales broker fees was primarily driven by a 64% decrease in property sales volumes.
●	The decrease in net warehouse interest income was primarily due to an inverted yield curve during 2023. Short-term interest rates upon which we incur interest expense were higher than the long-term mortgage rates upon which we earn interest income.
●	The increase in other revenues was primarily a result of an increase in investment banking revenues, driven by a large transaction closed by our team during the first quarter of 2023, and assumptions fees.
●	The decrease in personnel expense was primarily driven by a decrease in commissions expense related to lower year-over-year property sales broker fees and origination fees.
●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.
●	The decrease in other operating expenses is the result of our cost-reduction initiatives in 2023.

Third quarter 2023 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Origination fees	$522	$2,113	$(1,591)	(75)%
Servicing fees	232,027	222,916	9,111	4
Investment management fees	44,844	47,345	(2,501)	(5)
Net warehouse interest income, LHFI	3,450	4,606	(1,156)	(25)
Placement fees and other interest income	100,636	26,166	74,470	285
Other revenues	42,697	57,624	(14,927)	(26)
Total revenues	$424,176	$360,770	$63,406	18%
Personnel	$53,669	$53,211	$458	1%
Amortization and depreciation	161,935	170,501	(8,566)	(5)
Provision (benefit) for credit losses	(11,088)	(13,120)	2,032	(15)
Interest expense on corporate debt	31,385	15,388	15,997	104
Other operating expenses	16,465	15,535	930	6
Total expenses	$252,366	$241,515	$10,851	4%
Income from operations	$171,810	$119,255	$52,555	44%
Income tax expense	42,931	28,919	14,012	48
Net income before noncontrolling interests	$128,879	$90,336	$38,543	43%
Less: net income (loss) from noncontrolling interests	(3,364)	(2,027)	(1,337)	66
Walker & Dunlop net income	$132,243	$92,363	$39,880	43%

Servicing & Asset Management - Discussion of Year-to-Date Results:

●	The $8.2 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decrease in the servicing portfolio’s weighted-average servicing fee.
●	Placement fees and other interest income increased, largely as a result of higher placement fee revenue on escrow deposit accounts due to substantially higher short-term interest rates, partially offset by a slight decrease in average escrow deposits.
●	Other revenues decreased primarily due to a significant decline prepayment activity, partially offset by increases in syndication and other miscellaneous fees from our LIHTC operations.
●	The decrease in amortization and depreciation is largely the result of a reduction in write offs of MSRs due to early loan prepayments in a higher interest rate environment, partially offset by an increase in amortization expense for existing MSRs.
●	For both 2023 and 2022, the benefits for credit losses were primarily due to the impact of updating our historical loss rate factor. The updates occurred in the first quarter of each year and resulted in a reduction of the historical loss rate for both 2023 and 2022. The historical loss rate adjustment in 2023 was less than the adjustment in 2022.
●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.

Third quarter 2023 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	YTD 2023	YTD 2022	$ Variance	% Variance
Other interest income	$8,674	$517	$8,157	1,578%
Other revenues	(431)	41,641	(42,072)	(101)
Total revenues	$8,243	$42,158	$(33,915)	(80)%
Personnel	$53,254	$43,741	$9,513	22%
Amortization and depreciation	5,390	4,409	981	22
Interest expense on corporate debt	4,623	1,247	3,376	271
Other operating expenses	51,820	66,922	(15,102)	(23)
Total expenses	$115,087	$116,319	$(1,232)	(1)%
Income (loss) from operations	$(106,844)	$(74,161)	$(32,683)	44%
Income tax expense (benefit)	(26,698)	(24,302)	(2,396)	10
Walker & Dunlop net income (loss)	$(80,146)	$(49,859)	$(30,287)	61%

Corporate - Discussion of Year-to-Date Results:

●	The increase in other interest income was primarily driven by interest income from our corporate cash balances due to higher short-term interest rates year over year combined with an increase in the average balance held in interest earnings accounts.
●	The decrease in other revenues was primarily driven by a $39.6 million gain from the revaluation of an equity-method investment in connection with an acquisition, a unique transaction in 2022. Additionally, income from equity-method investments decreased, partially offset by an increase in revenues from our deferred compensation plan.
●	The increase in personnel expense is related to (i) an increase in corporate average headcount, which was the primary driver in increased subjective bonus and salaries and benefits expenses, and (ii) and increase in deferred compensation costs, partially offset by a decrease in performance-based stock compensation expense. The corporate average headcount for the nine months ended September 30, 2023 does not fully reflect the impact of our workforce reduction that we announced in April and that was effective at the beginning of May.
●	The increase in interest expense on corporate debt is the result of increases in (i) interest rates year over year, as our term loan carries a floating interest rate, and (ii) the balance of our corporate debt.
●	The decrease in other operating expenses is the result of our cost-reduction initiatives in 2023.

Third quarter 2023 Earnings Release

CAPITAL SOURCES AND USES

On November 8, 2023, the Company’s Board of Directors declared a dividend of $0.63 per share for the fourth quarter of 2023. The dividend will be paid on December 8, 2023 to all holders of record of the Company’s restricted and unrestricted common stock as of November 24, 2023.

On January 12, 2023, the Company entered into a lender joinder agreement and amendment to our existing credit agreement that provided for an incremental term loan with a principal amount of $200 million. The incremental term loan bears interest at a rate equal to adjusted Term SOFR plus 3.00% per annum and matures in December 2028. Proceeds from the debt were used to repay $116 million of debt assumed in the Company’s acquisition of Alliant and strengthen its balance sheet for general corporate purposes.

On February 20, 2023, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2024 (“2023 Share Repurchase Program”). As of September 30, 2023, the Company had $75.0 million of authorized share repurchase capacity remaining under the 2023 Share Repurchase Program.

Any purchases made pursuant to the 2023 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”
(3)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(4)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(5)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(6)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(7)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio which are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.
(8)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(9)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(10)	MSR income as a percentage of Agency debt financing volume.

Third quarter 2023 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Thursday, November 9, 2023 at 8:30 a.m. Eastern time. Listeners can access the call via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Phone: (888) 204-4368 from within the United States; (773) 305-6853 from outside the United States

Confirmation Code: 1462801

Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1622436&tp_key=aa06dbe41d

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, net of goodwill impairment resulting directly from the revaluation of contingent consideration liabilities, and other one-time adjustments, such as the gain associated with the revaluation of our previously held equity-method investment in connection with an acquisition, one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property from an acquired subsidiary, and goodwill impairment resulting from our annual goodwill impairment test or our quarterly evaluations of recoverability. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, goodwill impairment, and the gain from revaluation of a previously held equity-method investment. The goodwill impairment that is incorporated into the calculation of Adjusted EBITDA includes goodwill impairment resulting from our annual goodwill impairment test and the quarterly evaluations of recoverability. Goodwill impairment that results from a downward fair value adjustment to contingent consideration liabilities is not included as an adjustment to GAAP net income to arrive at Adjusted EBITDA since the goodwill impairment is offset by the downward fair value adjustment to the contingent consideration liability, resulting in no net impact to GAAP net income. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and

Third quarter 2023 Earnings Release

●	a better understanding of how management plans and measures the Company's underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Third quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
(in thousands)
Assets
Cash and cash equivalents	$236,321	$228,091	$188,389	$225,949	$152,188
Restricted cash	17,768	21,769	20,504	17,676	40,246
Pledged securities, at fair value	177,509	170,666	165,081	157,282	151,413
Loans held for sale, at fair value	758,926	1,303,686	934,991	396,344	2,180,117
Mortgage servicing rights	921,746	932,131	946,406	975,226	967,770
Goodwill	949,710	963,710	959,712	959,712	948,164
Other intangible assets	185,927	189,919	194,208	198,643	202,834
Receivables, net	265,234	242,397	224,776	202,251	216,963
Committed investments in tax credit equity	212,296	165,136	207,750	254,154	214,430
Other assets, net	552,414	589,919	651,235	658,122	928,888
Total assets	$4,277,851	$4,807,424	$4,493,052	$4,045,359	$6,003,013

Liabilities
Warehouse notes payable	$790,742	$1,342,187	$1,031,277	$537,531	$2,540,106
Notes payable	774,677	775,995	777,311	704,103	711,107
Allowance for risk-sharing obligations	30,957	32,410	33,087	44,057	49,658
Commitments to fund investments in tax credit equity	196,250	156,617	196,522	239,281	198,073
Other liabilities	754,234	775,718	739,759	803,558	809,366
Total liabilities	$2,546,860	$3,082,927	$2,777,956	$2,328,530	$4,308,310

Stockholders' Equity
Common stock	$328	$327	$327	$323	$323
Additional paid-in capital	420,062	412,182	405,303	412,636	407,417
Accumulated other comprehensive income (loss)	(1,864)	(1,465)	(1,621)	(1,568)	(1,460)
Retained earnings	1,287,653	1,287,334	1,281,119	1,278,035	1,256,663
Total stockholders’ equity	$1,706,179	$1,698,378	$1,685,128	$1,689,426	$1,662,943
Noncontrolling interests	24,812	26,119	29,968	27,403	31,760
Total equity	$1,730,991	$1,724,497	$1,715,096	$1,716,829	$1,694,703
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,277,851	$4,807,424	$4,493,052	$4,045,359	$6,003,013

Third quarter 2023 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share amounts)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
Revenues
Loan origination and debt brokerage fees, net ("Origination fees")	$56,149	$64,968	$47,084	$72,234	$90,858	$168,201	$275,773
Fair value of expected net cash flows from servicing, net ("MSR income")	35,375	42,058	30,013	31,790	55,291	107,446	159,970
Servicing fees	79,200	77,061	75,766	77,275	75,975	232,027	222,916
Property sales broker fees	16,862	10,345	11,624	20,490	30,308	38,831	100,092
Investment management fees	13,362	16,309	15,173	24,586	16,301	44,844	47,345
Net warehouse interest income (expense)	(2,031)	(1,526)	1	1,756	3,980	(3,556)	14,021
Placement fees and other interest income	43,000	35,386	30,924	26,147	18,129	109,310	26,683
Other revenues	26,826	28,014	28,161	28,572	24,769	83,001	129,103
Total revenues	$268,743	$272,615	$238,746	$282,850	$315,611	$780,104	$975,903

Expenses
Personnel	$136,507	$133,305	$118,613	$137,758	$157,059	$388,425	$469,608
Amortization and depreciation	57,479	56,292	56,966	57,930	59,846	170,737	177,101
Provision (benefit) for credit losses	421	(734)	(10,775)	1,142	1,218	(11,088)	(13,120)
Interest expense on corporate debt	17,594	17,010	15,274	12,110	9,306	49,878	22,123
Other operating expenses	28,529	30,730	24,063	26,736	33,991	83,322	102,400
Total expenses	$240,530	$236,603	$204,141	$235,676	$261,420	$681,274	$758,112
Income from operations	$28,213	$36,012	$34,605	$47,174	$54,191	$98,830	$217,791
Income tax expense	7,069	10,491	7,135	9,539	7,532	24,695	46,495
Net income before noncontrolling interests	$21,144	$25,521	$27,470	$37,635	$46,659	$74,135	$171,296
Less: net income (loss) from noncontrolling interests	(314)	(2,114)	805	(3,857)	(174)	(1,623)	(1,032)
Walker & Dunlop net income	$21,458	$27,635	$26,665	$41,492	$46,833	$75,758	$172,328
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	(399)	156	(53)	(108)	(1,238)	(296)	(4,018)
Walker & Dunlop comprehensive income	$21,059	$27,791	$26,612	$41,384	$45,595	$75,462	$168,310

Effective Tax Rate	25%	29%	21%	20%	14%	25%	21%

Basic earnings per share	$0.64	$0.82	$0.80	$1.25	$1.41	$2.26	$5.18
Diluted earnings per share	0.64	0.82	0.79	1.24	1.40	2.25	5.13
Cash dividends paid per common share	0.63	0.63	0.63	0.60	0.60	1.89	1.80

Basic weighted-average shares outstanding	32,737	32,695	32,529	32,361	32,290	32,654	32,300
Diluted weighted-average shares outstanding	32,895	32,851	32,816	32,675	32,620	32,853	32,645

Third quarter 2023 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share data)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$1,739,332	$2,230,952	$1,358,708	$994,590	$3,038,788	$5,328,992	$8,955,562
Freddie Mac	1,072,048	1,212,887	975,737	2,305,826	1,885,492	3,260,672	4,014,375
Ginnie Mae - HUD	86,557	147,773	127,599	186,784	338,054	361,929	931,230
Brokered (1)	3,149,457	3,316,223	2,363,754	4,375,704	6,601,244	8,829,434	21,502,815
Principal Lending and Investing (2)	—	—	—	31,512	62,015	—	307,586
Total Debt Financing Volume	$6,047,394	$6,907,835	$4,825,798	$7,894,416	$11,925,593	$17,781,027	$35,711,568
Property Sales Volume	2,508,073	1,504,383	1,894,682	3,315,287	4,993,615	5,907,138	16,417,367
Total Transaction Volume	$8,555,467	$8,412,218	$6,720,480	$11,209,703	$16,919,208	$23,688,165	$52,128,935

Key Performance Metrics:
Operating margin	10%	13%	14%	17%	17%	13%	22%
Return on equity	5	7	6	10	11	6	14
Walker & Dunlop net income	$21,458	$27,635	$26,665	$41,492	$46,833	$75,758	$172,328
Adjusted EBITDA (3)	74,065	70,501	67,975	92,625	74,990	212,541	232,470
Diluted EPS	0.64	0.82	0.79	1.24	1.40	2.25	5.13
Adjusted core EPS (4)	1.11	0.98	1.17	1.41	1.41	3.25	4.38

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	51%	49%	50%	49%	50%	50%	48%
Other operating expenses	11	11	10	9	11	11	10
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (5)	0.93%	0.93%	0.97%	0.92%	0.76%	0.94%	0.77%
MSR margin (6)	0.58	0.61	0.62	0.40	0.47	0.60	0.45
Agency MSR margin (7)	1.22	1.17	1.22	0.91	1.05	1.20	1.15

Other Data:
Market capitalization at period end	$2,433,494	$2,586,519	$2,489,200	$2,542,476	$2,708,162
Closing share price at period end	$74.24	$79.09	$76.17	$78.48	$83.73
Average headcount	1,344	1,385	1,440	1,464	1,452

Components of Servicing Portfolio (end of period):
Fannie Mae	$62,850,853	$61,356,554	$59,890,444	$59,226,168	$58,426,446
Freddie Mac	38,656,136	38,287,200	38,184,798	37,819,256	37,241,471
Ginnie Mae - HUD	10,320,520	10,246,632	10,027,781	9,868,453	9,634,111
Brokered (8)	17,091,925	16,684,115	16,285,391	16,013,143	15,224,581
Principal Lending and Investing (9)	40,000	71,680	187,505	206,835	251,815
Total Servicing Portfolio	$128,959,434	$126,646,181	$124,575,919	$123,133,855	$120,778,424
Assets under management (10)	17,334,877	16,903,055	16,654,566	16,748,449	17,017,355
Total Managed Portfolio	$146,294,311	$143,549,236	$141,230,485	$139,882,304	$137,795,779

Key Servicing Portfolio Metrics (end of period):
Custodial escrow deposit balance (in billions)	$2.8	$2.8	$2.2	$2.7	$3.1
Weighted-average servicing fee rate (basis points)	24.2	24.3	24.3	24.5	24.7
Weighted-average remaining servicing portfolio term (years)	8.4	8.6	8.7	8.8	8.9

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Walker & Dunlop Affordable Equity (“WDAE”), formerly known as “Alliant” assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Third quarter 2023 Earnings Release

KEY CREDIT METRICS

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$53,549,966	$52,383,701	$50,713,349	$50,046,219	$49,241,243
Fannie Mae Modified Risk	9,295,368	8,947,292	9,170,127	9,172,626	9,177,094
Freddie Mac Modified Risk	23,415	23,515	23,515	23,615	23,615
Total risk-sharing servicing portfolio	$62,868,749	$61,354,508	$59,906,991	$59,242,460	$58,441,952

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$5,519	$25,561	$6,968	$7,323	$8,109
Freddie Mac No Risk	38,632,721	38,263,685	38,161,283	37,795,641	37,217,856
GNMA - HUD No Risk	10,320,520	10,246,632	10,027,781	9,868,453	9,634,111
Brokered	17,091,925	16,684,115	16,285,391	16,013,143	15,224,581
Total non-risk-sharing servicing portfolio	$66,050,685	$65,219,993	$64,481,423	$63,684,560	$62,084,657
Total loans serviced for others	$128,919,434	$126,574,501	$124,388,414	$122,927,020	$120,526,609
Interim loans (full risk) servicing portfolio	40,000	71,680	187,505	206,835	251,815
Total servicing portfolio unpaid principal balance	$128,959,434	$126,646,181	$124,575,919	$123,133,855	$120,778,424

Interim Loan Joint Venture Managed Loans (1)	$736,320	$895,491	$894,829	$892,808	$900,037

At-risk servicing portfolio (2)	$57,857,659	$56,430,098	$54,898,461	$54,232,979	$53,430,615
Maximum exposure to at-risk portfolio (3)	11,750,068	11,346,580	11,132,473	10,993,596	10,826,654
Defaulted loans(4)	—	36,983	36,983	36,983	78,203

Defaulted loans as a percentage of the at-risk portfolio	0.00%	0.07%	0.07%	0.07%	0.15%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.06	0.06	0.08	0.09
Allowance for risk-sharing as a percentage of maximum exposure	0.26	0.29	0.30	0.40	0.46

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio which are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Third quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$21,458	$27,635	$26,665	$41,492	$46,833	$75,758	$172,328
Income tax expense	7,069	10,491	7,135	9,539	7,532	24,695	46,495
Interest expense on corporate debt	17,594	17,010	15,274	12,110	9,306	49,878	22,123
Amortization and depreciation	57,479	56,292	56,966	57,930	59,846	170,737	177,101
Provision (benefit) for credit losses	421	(734)	(10,775)	1,142	1,218	(11,088)	(13,120)
Net write-offs (1)	(2,008)	(6,033)	—	(4,631)	—	(8,041)	—
Stock-based compensation expense	7,427	7,898	7,143	6,833	5,546	22,468	27,154
Gain from revaluation of previously held equity-method investment	—	—	—	—	—	—	(39,641)
Write off of unamortized premium from corporate debt repayment	—	—	(4,420)	—	—	(4,420)	—
Fair value of expected net cash flows from servicing, net	(35,375)	(42,058)	(30,013)	(31,790)	(55,291)	(107,446)	(159,970)
Adjusted EBITDA	$74,065	$70,501	$67,975	$92,625	$74,990	$212,541	$232,470

(1)	The net write-off in Q2 2023 is related to the write off of the collateral-based reserves related to a loan held for investment during the second quarter of 2023.

Third quarter 2023 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended September 30,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$7,050	$36,463
Income tax expense	2,386	12,468
Interest expense on corporate debt	4,874	2,430
Amortization and depreciation	1,137	1,052
Stock-based compensation expense	4,224	4,180
Fair value of expected net cash flows from servicing, net	(35,375)	(55,291)
Adjusted EBITDA	$(15,704)	$1,302

	Servicing & Asset Management
	Three months ended September 30,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$45,427	$30,923
Income tax expense	15,040	10,204
Interest expense on corporate debt	11,096	6,324
Amortization and depreciation	54,375	57,139
Provision (benefit) for credit losses	421	1,218
Net write-offs	(2,008)	—
Stock-based compensation expense	498	473
Adjusted EBITDA	$124,849	$106,281

	Corporate
	Three months ended September 30,
(in thousands)	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(31,019)	$(20,553)
Income tax expense (benefit)	(10,357)	(15,140)
Interest expense on corporate debt	1,624	552
Amortization and depreciation	1,967	1,655
Stock-based compensation expense	2,705	893
Adjusted EBITDA	$(35,080)	$(32,593)

Third quarter 2023 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	2023	2022
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$21,458	$27,635	$26,665	$41,492	$46,833	$75,758	$172,328
Provision (benefit) for credit losses	421	(734)	(10,775)	1,142	1,218	(11,088)	(13,120)
Net write-offs(1)	(2,008)	(6,033)	—	(4,631)	—	(8,041)	—
Amortization and depreciation	57,479	56,292	56,966	57,930	59,846	170,737	177,101
Fair value of expected net cash flows from servicing, net	(35,375)	(42,058)	(30,013)	(31,790)	(55,291)	(107,446)	(159,970)
Contingent consideration accretion and fair value adjustments, net of goodwill impairment(2)	574	176	177	(12,637)	1,944	927	3,767
Gain from revaluation of previously held equity-method investment	—	—	—	—	—	—	(39,641)
Income tax expense adjustment(3)(4)	(5,285)	(2,227)	(3,372)	(4,279)	(7,391)	(11,267)	6,802
Adjusted Core Net Income	$37,264	$33,051	$39,648	$47,227	$47,159	$109,580	$147,267

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$21,458	$27,635	$26,665	$41,492	$46,833	$75,758	$172,328
Diluted weighted-average shares outstanding	32,895	32,851	32,816	32,675	32,620	32,853	32,645
Diluted EPS	$0.64	$0.82	$0.79	$1.24	$1.40	$2.25	$5.13

Adjusted Core Net Income	$37,264	$33,051	$39,648	$47,227	$47,159	$109,580	$147,267
Diluted weighted-average shares outstanding	32,895	32,851	32,816	32,675	32,620	32,853	32,645
Adjusted Core EPS	$1.11	$0.98	$1.17	$1.41	$1.41	$3.25	$4.38

(1)
The net write-off in Q2 2023 is related to the write off of the collateral-based reserves related to a loan held for investment during the second quarter of 2023.
(2)
In cases where a fair value adjustment to the contingent consideration liability also results in goodwill impairment, the fair value adjustment is netted against the corresponding and offsetting goodwill impairment.
(3)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Consolidated Statements of Income and Comprehensive Income in this “Press Release.”
(4)
Income tax expense adjustment for Q3 2022 includes an adjustment for a one-time tax benefit of $6.3 million related to the corporate restructuring and repatriation of intellectual property acquired from an acquired subsidiary.